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                                  EXHIBIT 5.2
                 EMPLOYER SPONSORED TDA ENROLLMENT FORM P-12477
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      Employer Sponsored Tax Deferred Annuity AUL American Series Contract
                                Enrollment AUL.
American United Life insurance Company Contract # _________________
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1. Participation Information: __ Male __ Female               6.       Suitability Information:
                                                              All answers to be supplied by the Participant.
Name:_______________________________________                  Occupation/Title: ____________________________________
Social Security Number:_____________________                  Annual Income (salary): ______________________________
                                                              Other Income: ________________________________________
Date of Birth:______________________________                  Total Household Income:_______________________________
                                                              Net Worth:____________________________________________
Date of Employment__________________________                  Liquid Net Worth:_____________________________________
Residence Address:__________________________                  Approximate Tax Bracket _____%
                        (Street)                              Filing Status: __ Single __ Married __ Head of Household
                  __________________________                  Number of dependents
                  (City)   (State)  (Zip)                     Name                      Relationship      Age
Daytime Phone: (__ )       _________________                  ____________              ___________       ___________
Employer____________________________________                  ____________              ___________       ___________
                                                              ____________              ___________       ___________
Employer Address:___________________________                  7. Investment Objective: (check one)
                           (Street)                           Capital Preservation      Income
                  __________________________                  (Conservative)            (Moderate)
                  (City)   (State)  (Zip)                     Total Return              Capital Appreciation
                                                              (Moderate)                (Aggressive)
2. Is the participant/annuitant owner an                      Investment Experience              Number of years
associated person of another NASD member?                     Stocks                             ______________
          __ Yes            __ No                             Bonds                              ______________
                                                              Mutual Funds                       ______________
3. Contribution Type:                                         Other                              ______________
(The allocation contribution should address                   __________________________________________________________________
each contribution type checked below. Check                   Receipt Is acknowledged of the current prospectus AUL
any that apply):                                              American Series Fund, Inc., the AUL American Unit
__Periodic Contribution__ Transfer__ Rollover                 Trust and for any other Mutual Fund being purchased
4. Contribution Allocation Instructions of the                by the Unit Trust for my variable annuity account or variable
In the event that (a) AUL has all of the infor-               insurance portfolio.  Payment and values provided by
mation necessary to establish my Participant                  the contract when based on investment performance of the
account, (b) my Employer is not directing                     Unit Trust are variable and are not guaranteed as to unit value.
investment of my contributions, and (c) AUL                   I understand the restrictions on distributions from a 403(b)
has not received my Investment Option                         tax deferred annuity as set out in Section 403(b)(11) of the
Election Form, I hereby direct, by signing                    Internal Revenue Code and in the current AUL American Unit
below, that AUL apply any contributions                       Trust Prospectus.
received on my behalf to the AUL American                     Under penalties of perjury, I hereby certify 1) thee the Social
Money Marker Investment Account. This                         Security or Taxpayer I.D. Number above is correct and (2)
election shall continue in effect until a properly            that I am not subject to backup withholding because a) I have
completed Investment Option Election form is                  not been notified that I subject to backup withholding as a result
received by AUL.                                              of a failure to report all interest or dividends, or (b) the I.R.S.
5. Beneficiary for Death Benefit                              has notified me thee I am no longer subject to backup
Show relationships and show how divided if                    withholding.  [Cross out (2) if it is not correct] I agree that the
multiple beneficiaries.  Designation applies to               above statements are true and correct to the best of my
all contribution categories provided.                         knowledge and belief and are made a basis for my application.
If not married or if you designate someone
other than your spouse, use form: P-13353A                    The Internal Revenue Service does not require your consent to any portions of this document other than the certifications required to avoid backup withholdings.
Primary_____________________________________                  ____     I request a current Statement of Additional Information for
         (Beneficiary)              (Spouse)                           the AUL American Unit Trust and the AUL American
                                                                       Series Fund, Inc. and for any other Mutual Fund being
Secondary:__________________________________%                          purchased by the Unit Trust for my variable annuity
             (Beneficiary)     (Relationship)                          account.
         ___________________________________%                 _______________________________________________
         (Beneficiary)         (Relationship)                 Participant's Signature                    Date
                                                              _______________________________________________
                                                              Registered Representative Signature        Date
                                                              _______________________________________________
                                                              Print Registered Representative Name     Number
                                                              _______________________________________________
                                                              Broker/Dealer Approval                     Date
P-12477G  White-AUL Broker/Dealer  Yellow -Outside Broker/Dealer-Registered Rep  Pink-AUL Home Office
         Gold-Participant                                                                                    Rev. 11/97

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